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                                                                       EXHIBIT 5

                              ITT INDUSTRIES, INC.
                              4 WEST RED OAK LANE
                          WHITE PLAINS, NEW YORK 10604

                                                               December 20, 1995

ITT Industries, Inc.
4 West Red Oak Lane
White Plains, New York 10604

           RE:  DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT
                SECURITIES OF ITT INDUSTRIES, INC. UNDER FORM S-3
                POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION
                STATEMENT NO. 33-45756

Dear Sirs:

     This opinion is being furnished in connection with the proposed offering by ITT Industries, Inc., an Indiana corporation and the successor by merger to ITT Corporation, a Delaware corporation (the "Company") of Debt Securities (the "Debt Securities") and Warrants (the "Warrants") to purchase such Debt Securities (collectively, the "Securities"), the Debt Securities to be issued under one or more indentures (the "Indenture") between the Company and one or more Trustees and the Warrants to be issued under one or more Warrant Agreements (the "Warrant Agreement") between the Company and one or more Warrant Agents, and in connection with the registration under the Securities Act of 1933, as amended, of the Securities under the Registration Statement on Form S-3 captioned above (the "Registration Statement").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion.

     Upon the basis of the foregoing, I am of the opinion that, when the Indenture and the Warrant Agreement shall have been executed and delivered, (i) the Debt Securities, when duly executed, authenticated and delivered and (ii) the Warrants, when duly executed, countersigned and delivered, against payment therefor in accordance with the terms of the underwriting agreement or other sale agreement relating thereto, and pursuant to the provisions of the Indenture and Warrant Agreement, respectively, will be valid and binding obligations of the Company.

     I hereby consent to the filing or incorporation of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under "Legal Opinions" therein.

                                          Very truly yours,


                                          VINCENT A. MAFFEO
                                          Senior Vice President
                                          and General Council